UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information, including Exhibit 99.1, shall not be incorporated by reference into any filing of Mercury General Corporation (the “Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On May 2, 2011, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2011, the Company’s Board of Directors (the “Board”) adopted the Mercury General Corporation Annual Incentive Plan (the “Plan”), which provides opportunities for cash awards to designated employees of the Company and its subsidiaries. Under the Plan, the Company will award cash bonuses to participants based upon Company and individual participant performance goals established pursuant to the Plan. The Plan will be administered by the Compensation Committee of the Board (the “Committee”), with day-to-day administration delegated to the Company’s Chief Executive Officer.

All employees of the Company and its subsidiaries (other than the Company’s AIS subsidiaries) who do not participate in other incentive programs are eligible to participate in the Plan. In order to be eligible to participate in the Plan for any plan year, subject to the terms of the Plan, the employee must be employed on an active full-time basis with the Company or its subsidiaries in an eligible position for at least three consecutive months prior to the end of the applicable plan year, and be employed continuously through the end of the applicable plan year. Under the terms of the Plan, the Company’s Chief Executive Officer will recommend, and the Committee will approve, employees and job classifications for participation in the Plan. Non-employee directors of the Company are not eligible to participate in the Plan.

For each plan year, the Company’s Chief Executive Officer or his designee will recommend for Committee approval the target incentive percentages and Company and personal performance goals under the Plan for all participants other than the Chairman of the Board and the Chief Executive Officer. The Committee will establish the target incentive percentages and Company and personal performance goals for the Chairman of the Board and Chief Executive Officer, if such officers are participants under the Plan for such plan year.  Neither the Chairman of the Board nor the Chief Executive Officer will participate in the Plan for the 2011 plan year.  Other than with respect to the 2011 plan year, Plan participants will be designated, and performance goals and target incentive percentages for each plan year will be established, before April 1 of each plan year. The participants, performance goals and target incentive percentages for the 2011 plan year were approved by the Committee on April 29, 2010.  The target incentive percentages and performance goals will vary among participants and may change from plan year to plan year.

Company performance goals will be evaluated against the performance of the Company, on a consolidated basis. The personal performance component of an award will be evaluated against performance goals established for each participant for the plan year and on management’s determination of the participant’s individual contribution to the Company relative to others in the participant’s department and in similar positions in the Company. Determination of whether a participant, other than the Chairman of the Board and Chief Executive Officer, has achieved his or her personal performance goals will be made by the Chief Executive Officer or his designee, subject to the final approval of the Committee. Determination of whether the Chairman of the Board or Chief Executive Officer has achieved his personal performance goals will be made by the Committee, if such officer participates under the Plan for such plan year.

Company performance goals may be based on one or more financial or operational criteria established by the Committee for each plan year including, without limitation: underwriting income, underwriting results, customer satisfaction, revenue, sales, financial ratios and other performance metrics as the Committee shall deem appropriate under the circumstances. For the 2011 plan year, the Company performance goals for annual incentive awards are based on the written premium growth and combined ratio of the Company during 2011.

Unless otherwise determined by the Committee, each participant will be assigned a target incentive percentage of the participant’s bases earnings based on the participant’s job classification on the last day of the applicable plan year.  Each participant’s target incentive percentage is subject to increase to up to 2.25 times the participant’s target incentive percentage or decreased to zero based upon the Company’s and the participant’s achievement of the performance goals established for each plan year.  Participants who become employed during a plan year, but who meet the other eligibility requirements, will receive a pro-rata incentive in accordance with the Plan. The Board of Directors of the Company or the Committee may amend, suspend or terminate the Plan at any time in its sole discretion.

For the 2011 plan year, the Committee determined that Theodore Stalick, Chief Financial Officer of the Company, and Allan Lubitz, Chief Information Officer of the Company, will also be participants under the Plan and will be eligible to receive target bonus amounts equal to 60% of base salary for the 2011 calendar year if the applicable performance objectives are attained. The Committee also established for each performance objective a minimum threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount. The maximum bonus payable to such named executive officers for the 2011 plan year will not exceed 2.25 times the target bonus.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

10.1	Mercury General Corporation Annual Incentive Plan

99.1	Press Release, dated May 2, 2011, issued by Mercury General Corporation, furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2011	MERCURY GENERAL CORPORATION

	By:	/s/ Theodore Stalick
Name: Theodore Stalick Its: Chief Financial Officer